SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 30, 2001



                                AEARO CORPORATION
             (Exact name of registrant as specified in its charter)
                              --------------------


          Delaware                  33-96190            13-3840450
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(State or other jurisdiction of    Commission        (I.R.S. Employer
incorporation or organization)     File Number      Identification No.)


      5457 West 79th Street
      Indianapolis, Indiana                              46268
(Address of principal executive offices)               (Zip Code)


                                 (317) 692-6666
              (Registrant's telephone number, including area code)


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




                                 AEARO CORPORATION

                NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 1999
                                    (UNAUDITED)

                                         3

Item 5.  Other Events

     Indianapolis, Indiana (September 30, 2001) - Aearo Corporation today announced a plan to improve its competitive position and long term profitability by rightsizing and restructuring certain of its manufacturing capabilities as well as consolidating management levels throughout the Company. The plan includes the closure of its Ettlingen, Germany plant, significant reorganization of work processes at the Company's Varnamo, Sweden plant, and the rationalization of manufacturing assets and product sourcing at its Southbridge, Massachusetts, Newark, Delaware, and Indianapolis, Indiana locations. The Company intends to take a $12.1 million restructuring charge in the quarter ended September 30, 2001.

     The restructuring charge includes cash charges that total $2.4 million. They include $1.7 million for severance-related costs and $0.7 million for clean-up and other costs associated with the plan. The restructuring charge also includes non-cash charges that total $9.7 million. They include $3.3 million for non-cancelable long-term lease obligations, asset impairment charges of $2.9 million, $2.9 million for the write-off of inventory, and $0.6 million related to the sale of the Company's Ettlingen, Germany location.

     It is anticipated that the restructuring will be implemented over the next eighteen months and the annualized savings are expected to be $4.8 million, with $2.4 million occurring in fiscal year 2002.

     The restructuring charge fits within the Company's covenants under its credit facility and does not require amendments or waivers from its senior lenders.




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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2001                      AEARO CORPORATION

                                           /s/ Jeffrey S. Kulka


                                           --------------------------
                                           Jeffrey S. Kulka
                                           Vice President, Finance, Treasurer
                                           and Secretary (Principal Financial
                                           and Accounting Officer)